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                                                                    EXHIBIT 23.1

         We hereby consent to the use in this Registration Statement on Form S-4 of Acacia Research Corporation of our report dated February 25, 2002, except as to Note 14, which is as of March 27, 2002, relating to the financial statements of Acacia Research Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
May 2, 2002